UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Fahm Street, Savannah, Georgia	31401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 30, 2007, the Company received notification from Tracy L. Noll, a member of the Company’s Board of Directors, of his decision not to stand for reelection to the Board of Directors at the Company’s next annual meeting of stockholders.

(e) On March 26, 2007, the Company made awards of restricted stock under the Company’s 2005 Long Term Incentive Plan to the Company’s named executive officers in the following amounts: R. Edward Anderson, 7,195 shares; George A. Bellino, 3,386 shares; James A. Dunn, 1,693 shares; and Christopher B. Bergen, 497 shares.  The restricted stock vests in four equal annual installments on the first four anniversaries of the grant date, subject to earlier vesting upon a change in control of the Company occurring one year after the date of grant.

A copy of the form of restricted stock award agreement is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Form of Restricted Stock Award Agreement for Employees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 30, 2007
	By:	/s/ R. Edward Anderson
Name: R. Edward Anderson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Form of Restricted Stock Award Agreement for Employees